As filed with the U.S. Securities and Exchange Commission on June 8, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARES STRATEGIC MINING INC.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	1499	61-1993876
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

409 Granville St. Suite 1001

Vancouver, British Columbia V6C 1T2

Canada

(604) 345-1576

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.
112 East 42nd Street, 18th Floor
New York, New York 10168
Telephone (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service in the United States)

Copies to:

Nazia J. Khan, Esq. Richard A. Friedman, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112 Tel: (212) 653-8700	Mark D. Wood Katten Muchin Rosenman LLP 525 W. Monroe Street Chicago, IL 60661 Tel: (312) 902-5200

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒	at some future date (check appropriate box below)

1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).

2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the United States Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in the provinces of Alberta, British Columbia, Manitoba, New Brunswick, Newfoundland and Labrador, Nova Scotia, Ontario, Prince Edward Island and Saskatchewan, but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities.

This preliminary short form base shelf prospectus has been filed under legislation in the provinces of Alberta, British Columbia, Manitoba, New Brunswick, Newfoundland and Labrador, Nova Scotia, Ontario, Prince Edward Island and Saskatchewan that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirements is available.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell these securities. See “Plan of Distribution”.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities will be filed with the United States Securities and Exchange Commission (the “SEC”). These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Information has been incorporated by reference in this preliminary short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request, without charge from the Corporate Secretary of Ares Strategic Mining Inc. at 1001, 409 Granville St., Vancouver, B.C., Canada, V6C 1T2, telephone (604) 345-1576, and are also available electronically at www.sedarplus.ca.

PRELIMINARY short form base shelf prospectus

NEW ISSUE AND/OR SECONDARY OFFERING	June 5, 2026

ARES STRATEGIC MINING INC.

US$100 MILLION

Common Shares

Warrants

Subscription Receipts

Share Purchase Contracts

Units

Common Shares represented by Depositary Shares

Ares Strategic Mining Inc. (the “Company” or “Ares”) may offer (the “Offerings”) and sell, from time to time, common shares of the Company (the “Common Shares”), warrants to purchase securities (“Warrants”), subscription receipts (“Subscription Receipts”), share purchase contracts (“Share Purchase Contracts”), any combination of such securities (“Units”) or Common Shares represented by depositary shares, including American depositary shares (“Depositary Shares”) (all of the foregoing, collectively, the “Securities”) up to an aggregate initial Offering price of US$100 million (or the equivalent thereof, at the date of issue, in any other currency or currencies, as the case may be) at any time during the 25-month period that this short form base shelf prospectus (including any amendments hereto) (the “Prospectus”), remains effective. The Securities may be sold by the Company or certain of the Company’s security holders (“Selling Securityholders” and each, a “Selling Securityholder”). See “Selling Securityholders”. Securities offered hereby may be offered separately or together, in separate series, in amounts, at prices and on terms to be determined based on market conditions at the time of sale, including potentially by way of an “at-the-market distribution” (as defined under applicable Canadian securities legislation), and set forth in one or more prospectus supplements (collectively or individually, as the case may be, “Prospectus Supplements”). In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or one of its subsidiaries. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prices at which the Securities may be offered and sold may vary as between purchasers and during the period of distribution. If, in connection with the Offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial Offering price fixed in the applicable Prospectus Supplement, the public Offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial Offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company or any Selling Securityholder. See “Plan of Distribution”.

The specific terms of the Securities with respect to a particular Offering will be set out in the applicable Prospectus Supplement and may include, where applicable (i) in the case of Common Shares, the number of Common Shares offered, the Offering price, whether the Common Shares are being offered for cash, and any other terms specific to the Common Shares being offered, (ii) in the case of Warrants, the number of such Warrants offered, the Offering price, whether the Warrants are being offered for cash, the designation, the number and the terms of the Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise, the currency in which the Warrants are issued and any other terms specific to the Warrants being offered, (iii) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the Offering price, whether the Subscription Receipts are being offered for cash, the procedures for the exchange of the Subscription Receipts for Common Shares or Warrants, as the case may be, and any other terms specific to the Subscription Receipts being offered, (iv) in the case of Share Purchase Contracts, the number and terms of the Common Shares subject to such contracts, (v) in the case of Common Shares represented by Depositary Shares, the number of Depositary Shares being offered, the number of Common Shares underlying each Depositary Share, the offering price and currency of the Depositary Shares, the name of the depositary, and the terms and details of the deposit agreement under which the Depositary Shares would be issued and (vi) in the case of Units, the designation, number and terms of the Common Shares, Warrants, Subscription Receipts, Share Purchase Contracts or Depositary Shares comprising the Units. Where required by statute, regulation or policy, and where Securities are offered in currencies other than United States dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements has been obtained. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in such jurisdictions. We or the Selling Securityholders may offer and sell Securities to, or through, underwriters or dealers purchasing as principals, directly to one or more other purchasers, or through agents pursuant to applicable statutory exemptions. A Prospectus Supplement relating to each Offering of Securities will set forth the names of any underwriters, dealers or agents engaged by the Company or Selling Securityholder(s) in connection with the Offering and sale of the Securities and will set forth the terms of the Offering, the method of distribution of the Securities, including, to the extent applicable, the proceeds to us or the Selling Securityholder(s) and any fees, discounts, concessions or other compensation payable to the underwriters, dealers or agents, and any other material terms of the plan of distribution.

The Company or any Selling Securityholder may sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly, through applicable statutory exemptions, or through agents designated by the Company or any Selling Securityholder from time to time. The Prospectus Supplement relating to a particular Offering of Securities will identify each underwriter, dealer or agent engaged in connection with the Offering and sale of the Securities, as well as the method of distribution and the terms of the Offering of such Securities, including the net proceeds to the Company or any Selling Securityholder and, to the extent applicable, any fees, discounts, concessions or any other compensation payable to underwriters, dealers or agents and any other material terms. See “Plan of Distribution”.

This Prospectus may qualify an “at-the-market distribution” as defined in National Instrument 44-102 – Shelf Distributions.

In connection with any Offering of Securities, other than an “at-the-market distribution”, subject to applicable laws, unless otherwise specified in a Prospectus Supplement, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the underwriters’, dealers’ or agents’ over-allocation position acquires those securities under this Prospectus and the Prospectus Supplement relating to the particular Offering of Securities, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. See “Plan of Distribution”.

The outstanding Common Shares are listed and posted for trading on the Canadian Securities Exchange (the “CSE”) under the symbol “ARS”, trade on the Frankfurt Stock Exchange under the symbol “N8I1” and trade on the OTCQX Venture Market (the “OTCQX”) in the United States under the symbol “ARSMF”. The closing price of the Common Shares on the CSE and OTCQX on June 4, 2026 the last trading day of the Common Shares prior to the date of this Prospectus, was $0.28 and US$0.202, respectively. We have applied to list the Common Shares on The Nasdaq Capital Market under the symbol “USAM.”

Unless otherwise specified in the applicable Prospectus Supplement, the Warrants, the Subscription Receipts, the Share Purchase Contracts and the Units (other than the Common Shares underlying the Units) will not be listed on any securities exchange. There is no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell these Securities purchased under this Prospectus. This may affect the pricing of these Securities in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities, and the extent of issuer regulation (see “Risk Factors”).

Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in the United States and Canada that may not be fully described in this Prospectus or in any Prospectus Supplement. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should carefully review the tax discussion, if any, contained in the applicable Prospectus Supplement with respect to a particular Offering and consult their own tax advisors with respect to their own particular circumstances.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Company is organized under the laws of British Columbia, that some or all of the Company’s officers and directors are residents of Canada, that some or all of the underwriters or the experts named in this Prospectus are residents of Canada, and that all or a substantial portion of the assets of the Company and said persons are located outside the United States.

Investing in the Securities involves significant risks. Prospective investors should carefully consider the risk factors described under the heading “Risk Factors” in this Prospectus, in the applicable Prospectus Supplement with respect to a particular Offering and in the documents incorporated by reference herein and therein as well as the information under the heading “Caution Regarding Forward-Looking Statements”.

DEPOSITARY SHARES WILL NOT BE OFFERED OR SOLD IN CANADA.

No underwriter, dealer or agent has been involved in the preparation of this Prospectus or performed any review of the content of this Prospectus.

The Company is a foreign private issuer under United States securities laws and is permitted under the multijurisdictional disclosure system adopted by the United States and Canada to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The Company has prepared its financial statements, included or incorporated herein by reference, in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and its consolidated financial statements are subject to Canadian generally accepted auditing standards and auditor independence standards. As a result, they may not be comparable to financial statements of United States companies.

NEITHER THE SEC OR ANY CANADIAN SECURITIES REGULATOR, NOR ANY STATE SECURITIES REGULATOR, HAS APPROVED OR DISAPPROVED THE SECURITIES OFFERED HEREBY OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Each of Mr. Changxian Li and Mr. Bob Li, a director of the Company, resides outside of Canada, and has appointed MLT Aikins LLP, Suite 2600 - 1066 West Hastings Street, Vancouver, BC, V6E 3X1, Canada, as agent for service of process in Canada.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process. Additionally, an investor’s ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because the Company is incorporated in Canada and some of the Company’s assets are located outside of the United States. See “Risk Factors – Enforcement of Foreign Judgments”.

The Company’s head office is located at 1001, 409 Granville St., Vancouver, British Columbia, Canada, V6C 1T2. The Company’s registered and records office is located at 800 – 885 West Georgia Street, Vancouver, British Columbia, V6C 3H1.

Unless otherwise indicated, all references to “$” or “C$” in this Prospectus refer to Canadian dollars and all references to “US$” in this Prospectus refer to United States dollars. See “Currency Presentation and Exchange Rate Information”. On June 4, 2026, the daily average exchange rate for Canadian dollars, as quoted by the Bank of Canada was US$1.00 = C$1.3896, or C$1.00 = US$0.7196.

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About this Prospectus

In this Prospectus and any Prospectus Supplement, unless the context otherwise requires, the terms “we”, “our”, “us” and the “Company” refer to Ares Strategic Mining Inc. and our direct and indirect subsidiaries.

This Prospectus is a base shelf prospectus that the Company has filed with the securities commissions in the provinces of Alberta, British Columbia, Manitoba, New Brunswick, Newfoundland and Labrador, Nova Scotia, Ontario, Prince Edward Island and Saskatchewan in order to qualify the Offering of the Securities described in this Prospectus in accordance with National Instrument 44-102–Shelf Distributions (“NI 44-102”).

Under this shelf registration process, Ares may sell any combination of the Securities described in this Prospectus in one or more Offerings up to an aggregate Offering price of US$100 million. This Prospectus provides you with a general description of the Securities that the Company and the Selling Securityholders may offer. Each time the Company and/or the Selling Securityholders sell Securities under this Prospectus, they will provide a Prospectus Supplement that will contain specific information about the terms of that specific Offering. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the Prospectus Supplement. Each shelf prospectus supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the securities to which the shelf Prospectus Supplement pertains.

You should rely only on the information contained in or incorporated by reference in this Prospectus and any applicable Prospectus Supplement in connection with an investment in the Securities. We have not authorized anyone to provide you with different information. We are not making an offer of the Securities in any jurisdiction where such offer is not permitted. You should assume that the information appearing in this Prospectus or any Prospectus Supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference herein or therein is accurate only as of the date of that document unless specified otherwise. Our business, financial condition, financial performance and prospects may have changed since those dates.

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CAUTIONARY NOTE to United States Investors
Regarding Mineral Reporting Standards

The disclosure in this Prospectus, including the documents incorporated by reference herein, has been prepared in accordance with the requirements of Canadian securities laws. Disclosure, including scientific or technical information, has been made in accordance with Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

Mining disclosure under U.S. securities law are governed by sub-part 1300 of Regulation S-K of the United States Securities Act of 1933, as amended (“Regulation S-K 1300”). U.S. investors are cautioned that while Regulation S-K 1300 rules are “substantially similar” to NI 43-101, there are differences between Regulation S-K 1300 and NI 43-101. As such, there is no assurance any mineral resources that the Company may report under NI 43-101 would be the same had the Company prepared the resource estimates under the standards adopted by the SEC. Accordingly, information concerning mineral deposits set forth in this Prospectus, including the documents incorporated by reference herein, may not be comparable with information made public by companies that report in accordance with U.S. securities laws and investors are cautioned not to assume that any measures reported by the Company are or will ever be converted into mineral reserves or economically or legally mineable.

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CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, including the documents incorporated by reference herein, contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking statements”). The forward-looking statements in this Prospectus are provided as of the date of this Prospectus and forward-looking statements incorporated by reference are made as of the date of those documents. The Company does not intend to and does not assume any obligation to update forward-looking statements, except as required by applicable law. For this reason and the reasons set forth below, investors should not place undue reliance on forward-looking statements.

Forward-looking statements contained herein are based on current expectations, estimates, forecasts, projections, beliefs and assumptions made by management of the Company about the industry in which it operates. Such statements include, but are not limited to, statements about the Company’s plans, strategies and prospects. In some cases, these forward-looking statements can be identified by words or phrases such as “may”, “might”, “will”, “expect”, “anticipate”, “estimate”, “intend”, “plan”, “indicate”, “seek”, “believe”, “predict” or “likely”, or the negative of these terms, or other similar expressions intended to identify forward-looking statements. These statements are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed, implied or forecasted in such forward-looking statements. The Company does not intend, and disclaims any obligation, to update any forward-looking statements after it files this Prospectus, whether as a result of new information, future events or otherwise, except as required by the securities laws. These forward looking statements are made as of the date of this Prospectus.

The Company has based these forward-looking statements on its current expectations and projections about future events and financial trends that it believes might affect its financial condition, results of operations, business strategy and financial needs. These forward-looking statements may include, among other things, statements relating to:

●	the completion, size, pricing, expenses and timing of the closing of any Offerings;

●	the Company’s discretion in the use of net proceeds from Offerings;

●	the Company’s expectations regarding its operations and the financial results and/or costs from such operations;

●	industry trends and overall market growth;

●	the Company’s growth and exploration strategies;

●	the future price of fluorspar and other minerals;

●	the exploration, development of and production from the Company’s mineral properties;

●	the Company’s planned exploration and development activities, and costs associated therewith;

●	the estimation of fluorspar and other mineral resources;

●	establishment and realization of mineral resource estimates;

●	success of operations;

●	costs and timing of future exploration, development and operations;

●	results of future exploration programs;

●	capital and operating cost estimates;

●	requirements for additional capital and expected use of proceeds;

●	statements relating to the economic viability of the Company’s mineral properties;

●	approvals, consents and permits under applicable legislation;

●	the Company’s relationship with community, Native American tribes, government and other third party stakeholders;

●	expectations relating to director and executive officer compensation levels;

●	the Company’s intention to grow the business and its operations;

●	expectations with respect to future costs;

●	environmental and operational risks;

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●	unanticipated contamination or reclamation expenses;

●	the Company’s competitive position and the regulatory environment in which the Company operates;

●	the Company’s expectation that its cash on hand, together with fund-raising activities, will be sufficient to cover its expenses over the next 12 months;

●	the Company’s expected business objectives for the next 12 months;

●	the Company’s ability to obtain additional funds through the sale of equity or debt commitments; and

●	the effect of any pandemic, changes to laws and regulations, wars, tariffs and other global or regional events on the ability of the Company to carry on business.

Forward-looking statements are based on certain assumptions and analyses made by the Company in light of the experience and perception of historical trends, current conditions and expected future developments and other factors it believes are appropriate, and are subject to risks and uncertainties. In making the forward-looking statements included in this Prospectus, the Company has made various material assumptions, including, but not limited to:

●	the results of the Company’s proposed exploration, activities on its mineral properties including the Spor Mountain (as defined herein) will be consistent with current expectations;

●	the Company’s assessment and interpretation of exploration results at its mineral properties are accurate in all material respects;

●	the sufficiency of the Company’s current working capital and credit facilities to carry out the planned development and ramp-up of production at its mineral properties on a timely basis;

●	the price for fluorspar and other minerals will not fall significantly below current levels;

●	the Company will be able to secure additional financing to continue exploration, development and mining on its mineral properties and meet future obligations as required from time to time;

●	the Company will be able to obtain regulatory approvals and permits in a timely manner and on terms consistent with current expectations;

●	the Company will maintain good working relationships with Native American tribes and other third party stakeholders;

●	there will be no significant adverse changes in regulations in the fluorspar industry;

●	the Company will be able to procure drilling and other mining equipment, energy, supplies and contractors in a timely and cost efficient manner to meet the Company’s needs from time to time;

●	the Company will be able to successfully integrate any acquisitions into its current operations in a timely and cost efficient manner and to generate the operational synergies and results from its exploration activities on a basis consistent with current expectations;

●	the Company’s capital and operating costs will not increase significantly from current or anticipated levels;

●	key personnel will continue their employment with the Company and the Company will be able to obtain and retain additional qualified personnel, as needed, in a timely and cost efficient manner;

●	there will be no significant adverse changes in currency exchange rates;

●	there will be no significant changes in the ability of the Company to comply with environmental, safety and other regulatory requirements;

●	there will be no significant adverse changes and/or restrictions on the Company’s ability to carry out activities at its mineral properties as currently planned due a pandemic or otherwise; and

●	the absence of any material adverse effects arising as a result of political instability, tariffs and trade disputes, war (including the ongoing war in Ukraine or conflict in Middle East), terrorism, sabotage, vandalism, theft, labor disputes, natural disasters, adverse weather conditions, equipment failures or adverse changes in government legislation with respect to the Company’s mineral properties and mining operations.

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Although the Company believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect, and the Company cannot assure that actual results will be consistent with these forward-looking statements. Given these risks, uncertainties and assumptions, prospective purchasers of Securities should not place undue reliance on these forward-looking statements. Whether actual results, performance or achievements will conform to the Company’s expectations and predictions is subject to a number of known and unknown risks, uncertainties, assumptions and other factors, including those listed under “Risk Factors”, which include:

●	the Company’s history of losses and uncertainty regarding future profitability;

●	the existence of mineral resources and mineralized material on the Company’s mineral properties;

●	fluctuations in the market price of fluorspar and changes to the regulatory environment in which the Company operates;

●	foreign currency fluctuations;

●	high inflation and rising interest rates;

●	the involvement by some of the Company’s directors and officers with other natural resource companies;

●	the uncertain nature of estimating mineral resources and reserves;

●	uncertainty surrounding the Company’s ability to successfully develop and operate its mineral properties;

●	exploration, development and mining risks, including risks related to infrastructure, accidents and equipment breakdowns;

●	risks related to the Company’s ability to acquire new projects and to successfully integrate them into the Company’s existing operations;

●	title defects or disputes related to the Company’s mineral properties;

●	the Company’s ability to maintain good working relationships with Native American tribes and other third party stakeholders;

●	the Company’s ability to obtain and maintain all necessary permits and other approvals;

●	risks related to equipment shortages, access restrictions and inadequate infrastructure;

●	the Company’s quarterly operating results may fluctuate from period to period;

●	a change in the Company’s effective tax rate can have a significant adverse impact on its business;

●	the Company may be unable to generate sufficient cash flows or have access to external financing necessary to fund planned operations and make adequate capital investments in its exploration activities;

●	the Company may incur substantial additional indebtedness in the future;

●	the Company is subject to risks from supply chain issues;

●	if the Company is unable to attract and retain key personnel, it may not be able to compete effectively in the mineral production market;

●	compliance with environmental laws and regulations can be expensive;

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●	the Company has limited insurance coverage;

●	the Company will be reliant on information technology systems and may be subject to damaging cyberattacks;

●	the Company does not anticipate paying cash dividends;

●	the Company may become subject to litigation;

●	discretion of the Company on the use of the net proceeds of the Offerings;

●	no guarantee on how the Company will use its available funds;

●	the market price for Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control;

●	the Company will continue to sell securities for cash to fund operations, capital expansion, mergers and acquisitions that will dilute the current shareholders; and

●	future dilution as a result of financings.

These factors should not be considered exhaustive. The purpose of forward-looking information is to provide the reader with a description of management’s current expectations and plans that allows investors and others to get a better understanding of the Company’s operating environment, business operations and financial performance and condition, and such forward-looking information may not be appropriate for any other purpose. If any of these risks or uncertainties materialize, or if assumptions underlying the forward-looking statements prove incorrect, actual results might vary materially from those anticipated in those forward-looking statements.

Although the Company believes that the expectations reflected in such forward-looking information are reasonable, it can give no assurance that such expectations will prove to have been correct. Investors are cautioned not to put undue reliance on forward-looking information. Information contained in forward-looking statements in this Prospectus is provided as of the date of this Prospectus, and we disclaim any obligation to update any forward-looking statements, whether as a result of new information or future events or results, except to the extent required by applicable securities laws. Accordingly, potential investors should not place undue reliance on forward-looking statements or the information contained in those statements.

Prospective purchasers of Securities should carefully consider the risk factors described in a document incorporated by reference in this Prospectus (including subsequently filed documents incorporated by reference) and those described in a Prospectus Supplement relating to a specific Offering of Securities. Discussions of certain risks affecting the Company in connection with its business are provided in the Company’s disclosure documents filed with the various securities regulatory authorities which are incorporated by reference in this Prospectus.

All of the forward-looking statements contained in this Prospectus are expressly qualified by the foregoing cautionary statements. Investors should read this entire Prospectus and consult their own professional advisors to assess the income tax, legal, risk factors and other aspects of their investment.

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CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

In this Prospectus, unless stated otherwise or the context otherwise requires, all references to “$”, “C$”, “dollars” or “CAD” refer to Canadian dollars, all references to “US$” or “USD” refer to United States dollars.

The following table sets forth: (i) the rates of exchange for U.S. dollars expressed in Canadian dollars in effect at the end of the periods indicated; (ii) the average exchange rates in effect during such periods; (iii) the high rate of exchange in effect during such periods; and (iv) the low rate of exchange in effect during such periods, such rates, in each case, based on the noon or daily average exchange rate, as applicable, for conversion of one U.S. dollar to Canadian dollars as reported by the Bank of Canada.

	Year Ended September 30
	2025 (C$)(1)	2024 (C$)(1)	2023 (C$)(1)
Closing	1.3921	1.3499	1.3520
Average	1.3986	1.3609	1.3486
High	1.4603	1.3875	1.3856
Low	1.3491	1.3205	1.3128

Note:

(1)	Exchange rate based on the daily average rate of exchange as reported by the Bank of Canada.

On June 4, 2026, the daily average rate of exchange as reported by the Bank of Canada was US$1.00 = C$1.3896.

WHERE TO FIND ADDITIONAL INFORMATION

This Prospectus is part of a registration statement on Form F-10 (the “U.S. Registration Statement”) that the Company has filed with the SEC under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), relating to the Securities. Under the U.S. Registration Statement, the Company and the Selling Securityholders may, from time to time, sell Securities described in this Prospectus in one or more Offerings up to an aggregate Offering amount of US$100,000,000. This Prospectus, which forms a part of the U.S. Registration Statement, provides you with a general description of the Securities that the Company and the Selling Securityholders may offer and does not contain all of the information contained in the U.S. Registration Statement, certain items of which are contained in the exhibits to the U.S. Registration Statement, as permitted by the rules and regulations of the SEC. See “Documents Filed as Part of the U.S. Registration Statement.” Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits for a complete description of the matter involved. Each such statement is qualified in its entirety by such reference. Each time the Company or a Selling Securityholder sells Securities under U.S. Registration Statement, the Company or the Selling Securityholder, as applicable, will provide a Prospectus Supplement that will contain specific information about the terms of that Offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before you invest, you should read both this Prospectus and any applicable Prospectus Supplement together with additional information described under the heading “Documents Incorporated by Reference.” This Prospectus does not contain all of the information set forth in the U.S. Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, or the schedules or exhibits that are part of the U.S. Registration Statement. Investors in the United States should refer to the U.S. Registration Statement and the exhibits thereto for further information with respect to the Company and the Securities.

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TECHNICAL INFORMATION

If, after the date of this Prospectus, the Company is required by Section 4.2 of National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) to file a technical report to support scientific or technical information that relates to a mineral project on a property that is material to the Company, the Company will file such technical report in accordance with Section 4.2(5)(a)(i) of NI 43-101 as if the words “preliminary short form prospectus” refer to a “shelf prospectus supplement”.

Certain scientific and technical information relating to the Company’s mineral properties contained in this Prospectus and the documents incorporated by reference herein, is derived from, and in some instances is an extract from the Technical Report co-authored by Eugene Puritch, P.Eng., FEC, CET, Richard H. Sutcliffe, Ph.D, P.Geo., and Fred H. Brown, P.Geo., of P&E Mining Consultants Inc., David J. Salari, P.Eng., of D.E.N.M. Engineering Ltd., and Alan Czarnowksy, Independent Consultant, each of whom is a “qualified person” for the purposes of NI 43-101. The Technical Report has been filed with the Canadian securities regulatory authorities in the provinces of Alberta, British Columbia, Manitoba, New Brunswick, Newfoundland and Labrador, Nova Scotia, Ontario, Prince Edward Island and Saskatchewan and is available electronically on the SEDAR+ website located at www.sedarplus.ca under the Company’s SEDAR+ profile. Reference should be made to the full text of the Technical Report for a complete description of the assumptions, qualifications, references, reliances and procedures associated with the information in the Technical Report.

Certain scientific and technical disclosure contained in this Prospectus, and the documents incorporated by reference, has been reviewed and approved by James Walker, P. Eng., P. Eng., President, Chief Executive Officer and a director of the Company, and a “qualified person” (as defined in NI 43-101).

MARKETING MATERIALS

Any template version of marketing materials (as such terms are defined in National Instrument 41-101 – General Prospectus Requirements) that are utilized in connection with the distribution of Securities will be filed under the Company’s profile on SEDAR+ at www.sedarplus.ca. In the event that such marketing materials are filed after the date of the applicable Prospectus Supplement for the Offering and before termination of the distribution of such Securities, such filed versions of the marketing materials will be deemed to be incorporated by reference into the applicable Prospectus Supplement for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

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market and industry data

Unless otherwise indicated, information contained in this Prospectus concerning the Company’s industry and the markets in which it operates, including general expectations and market position, market opportunities and market share, is based on information from independent industry organizations, other third-party sources (including industry publications, surveys and forecasts) and management studies and estimates.

Unless otherwise indicated, the Company’s estimates are derived from publicly available information released by independent industry analysts and third-party sources as well as data from the Company’s internal research and knowledge of the market for fluorspar and other minerals, and the economy, and include assumptions made by the Company which management believes to be reasonable based on their knowledge of the Company’s industry and markets. The Company’s internal research and assumptions have not been verified by any independent source, and it has not independently verified any third-party information. While the Company believes the market position, market opportunity and market share information included in this Prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of the Company’s future performance and the future performance of the industry and markets in which it operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading “Caution Regarding Forward-Looking Statements” and “Risk Factors”. For the avoidance of doubt, nothing stated in this paragraph operates to relieve any party from liability for any misrepresentation contained in this Prospectus under applicable Canadian and U.S. securities laws.

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DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in the provinces and territories of Canada (collectively, the “Commissions”). Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Company at 409 Granville St. Suite 1001, Vancouver, British Columbia V6C 1T2, telephone (604) 345-1576. These documents are also available through the internet on SEDAR+, which can be accessed online at www.sedarplus.ca. The following documents of the Company, filed by the Company with the Commissions, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)	the annual information form of the Company dated as of June 5, 2026 for the year ended September 30, 2025 (the “AIF”), filed on SEDAR+ on June 5, 2026;

(b)	the audited financial statements of the Company as at and for the years ended September 30, 2025 and 2024, together with the notes thereto and the auditor’s report thereon (the “Annual Financial Statements”), filed on SEDAR+ on January 28, 2026;

(c)	the management’s discussion and analysis of the Company for the year ended September 30, 2025, filed on SEDAR+ on January 28, 2026;

(d)	the unaudited interim consolidated financial statements of the Company for the six months ended March 31, 2026 and the notes thereto, filed on SEDAR+ on June 1, 2026;

(e)	the management’s discussion and analysis of the Company for the six months ended March 31, 2026, filed on SEDAR+ on June 1, 2026;

(f)	the material change report dated May 22, 2026 of the Company with respect to the appointment of Lorenzo Esteva as a director of the Company and the resignations of Paul Sarjeant and Raul Sanabria as directors of the Company, filed on SEDAR+ on May 22, 2026;

(g)	the material change report dated February 24, 2026 of the Company with respect to the issuance of 381,854 Common Shares of the Company at a deemed price of $0.485 per Common Share to settle $185,199.23 of outstanding indebtedness owing to various consultants and service providers for past services rendered and in accrued but unpaid management fees to the Company, filed on SEDAR+ on February 24, 2026;

(h)	the material change report dated February 10, 2026 of the Company with respect to the closing of a non-brokered private placement offering of units by issuing 16,666,666 units of the Company at a price of $0.60 per unit, for aggregate gross proceeds of $9,999,999.60 pursuant to the listed issuer financing exemption under Part 5A of National Instrument 45-106 – Prospectus Exemptions (the “LIFE Exemption”), filed on SEDAR+ on February 10, 2026;

(i)	the material change report dated November 10, 2025 of the Company with respect to the issuance of 150,933 Common Shares at a deemed price of $0.43 per Common Share settling $64,901.13 in debt owing to various arm’s length and non-arm’s length parties in connection with past services rendered and in accrued but unpaid management fees to the Company, filed on SEDAR+ on November 10, 2025;

(j)	the material change report dated October 23, 2025 of the Company with respect to the closing of the second and final tranche of its previously announced offering of units by issuing 12,221,889 units at a price of $0.45 per unit, for aggregate gross proceeds of $5,499,850.05, filed on SEDAR+ on October 23, 2025;

(k)	the material change report dated October 23, 2025 of the Company with respect to: (a) on October 16, 2025, the closing of the first tranche of its previously announced offering of units by issuing 11,111,112 units at a price of $0.45 per unit, for aggregate gross proceeds of $5,000,000.40 pursuant to the LIFE Exemption (the “Initial LIFE Offering”); and (b) on October 17, 2025, the filing of an amended and restated offering document (the “Amended Offering Document”) in connection with the Initial LIFE Offering (the “Amended LIFE Offering”) to increase the offering by up to 1,111,110 units, for a total offering under the Amended Offering Document of up to 12,222,220 units at $0.45 per unit for gross proceeds to be raised pursuant to the Amended LIFE Offering of up to $5,499,999 filed on SEDAR+ on October 23, 2025;

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(l)	the material change report dated October 15, 2025 of the Company with respect to a proposed offering of up to 22,222,222 units at a price of $0.45 per unit for gross proceeds of up to $10,000,000 pursuant to the LIFE Exemption, filed on SEDAR+ on October 15, 2025; and

(m)	the management information circular of the Company dated August 18, 2025 for the annual general meeting to held on October 1, 2025, filed on SEDAR+ on August 29, 2025.

Any document of the types referred to in the preceding paragraph (excluding press releases and confidential material change reports) or of any other type required to be incorporated by reference into a short form prospectus pursuant to National Instrument 44-101 - Short Form Prospectus Distributions that are filed by us with a Commission after the date of this Prospectus and prior to the termination of the Offering under any Prospectus Supplement shall be deemed to be incorporated by reference in this Prospectus.

In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) that is filed with or furnished by the Company to the SEC after the date of this Prospectus, that document or information shall be deemed to be incorporated by reference as an exhibit to the U.S. Registration Statement of which this Prospectus forms a part. The Company may also incorporate other information filed with or furnished to the SEC under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that information included in any such report on Form 6-K or Form 8-K shall be so deemed to be incorporated by reference only if and to the extent expressly provided in such Form 6-K or Form 8-K.

Copies of the documents incorporated by reference herein will be available on SEDAR+ electronically on the Company’s SEDAR+ profile, which can be accessed at www.sedarplus.ca., and from the Company’s EDGAR profile, which can be accessed on the SEC’s website at www.sec.gov. The Company’s filings through SEDAR+ and EDGAR are not incorporated by reference in the Prospectus except as specifically set out herein.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.

A Prospectus Supplement containing the specific terms of an Offering will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the Offering covered by that Prospectus Supplement.

Any template version of any “marketing materials” (as such term is defined in NI 44-101) filed after the date of a Prospectus Supplement and before the termination of the distribution of the Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) is deemed to be incorporated by reference in such Prospectus Supplement.

Reference to the Company’s website in any documents that are incorporated by reference into this Prospectus do not incorporate by reference the information on such website into this Prospectus, and the Company disclaims any such incorporation by reference.

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DOCUMENTS FILED AS PART OF THE U.S. REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the U.S. Registration Statement of which this Prospectus is a part insofar as required by the SEC’s Form F-10:

i. the documents listed under “Documents Incorporated by Reference” in this Prospectus;

ii. the consent of each expert listed in the exhibit index of the Registration Statement;

iii. the consent of Manning Elliott LLP, the Company’s independent auditor; and

iv. the powers of attorney from certain of the Company’s directors and officers.

A copy of the form of any applicable warrant indenture or subscription receipt agreement will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

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BUSINESS OF THE COMPANY

Name, Address and Incorporation

Ares Strategic Mining Inc. (the “Company” or “Ares”) was incorporated under the Business Corporations Act (Ontario) (“OBCA”) on November 20, 2009 as “Northern Iron Corp.”. On December 6, 2016, “Northern Iron Corp.” changed its name to “Lithium Energy Products Inc.”. On February 13, 2020, “Lithium Energy Products Inc.” changed its name to “Ares Strategic Mining Inc.”. On December 6, 2023, the Company continued out of the OBCA and into the Business Corporations Act (British Columbia) (“BCBCA”).

The Company’s head office is located at 409 Granville St. Suite 1001, Vancouver, British Columbia V6C 1T2 and its registered and records office is located at 800 – 885 West Georgia Street, Vancouver, British Columbia V6C 3H1.

Intercorporate Relationships

The following chart illustrates the inter-corporate relationships among the Company and its subsidiaries as of the date of this Prospectus. All subsidiaries are 100% owned, directly or indirectly, except as otherwise noted.

Overview of the Company and Principal Operations

The Company is a Utah-based fluorspar mining and processing company. The Company is transitioning from mine development into initial mining/stockpiling and processing plant commissioning and has not yet commenced sustained commercial processing or sales of product. The Company’s sole material mineral property is its “Lost Sheep” property (the “Spor Mountain Property”, the “Spor Mountain Project”, or the “Property”) located approximately 72 kilometres northwest of Delta, Utah.

As of the date of this Prospectus, the Company considers the Spor Mountain Property to be its sole material mineral property for the purposes of National Instrument 43-101 – Standards for Disclosure for Mineral Projects (“NI 43-101”), which is the subject of a NI 43-101 technical report with an effective date of September 17, 2021, entitled “Technical Report on the Lost Sheep Fluorspar Property, Juab County, Utah, U.S.A.” co-authored by Eugene Puritch, P.Eng., FEC, CET, Richard H. Sutcliffe, Ph.D, P.Geo., and Fred H. Brown, P.Geo., of P&E Mining Consultants Inc., David J. Salari, P.Eng., of D.E.N.M. Engineering Ltd., and Alan Czarnowksy, Independent Consultant and filed on the Company’s profile on SEDAR+ at www.sedarplus.ca on September 28, 2021 (the “Technical Report”). The Company also holds a 100% interest in five properties located in Ontario, Canada, but does not consider any of these properties to be material.

For a more detailed description of the business of the Company, including with respect to the Company’s material mineral properties, prospective investors should refer to the Company’s AIF and other documents incorporated by reference into this Prospectus and available under the Company’s profile on SEDAR+ at www.sedarplus.ca.

Recent Developments

See “Recent Developments” in the Company’s AIF.

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RISK FACTORS

An investment in the Company should be considered highly speculative and involves certain risks, including risks relating the Company’s history of net losses; the need for and availability of capital and associated financing risks; the speculative nature of mineral exploration, development and production, and the risks inherent in the mining industry; title to the Company’s properties; international market prices of fluorspar and other minerals; currency fluctuations; relations to Native American tribes and other third party groups; government regulation, authorities and approvals, including in relation to the fluorspar industry and environmental matters; changes to legislation; litigation and regulatory proceedings; competition; key personnel; global and local market conditions; insurance; related party transactions; reliance on third party contractors; and any additional risks incorporated by reference or described herein (including in the AIF and subsequently filed documents incorporated by reference) or in a particular Prospectus Supplement.

Prospective investors in a particular Offering of the securities should carefully consider, in addition to information contained in the Prospectus Supplement relating to that Offering and the information incorporated by reference herein for the purposes of that Offering, the risk factor listed below and the risks described in the Company’s then-current AIF, as well as the Company’s then-current annual management’s discussion and analysis and interim management’s discussion and analysis, if applicable, to the extent incorporated by reference herein for the purposes of that particular Offering of securities. See “Documents Incorporated by Reference”.

There is no assurance that risk management steps taken will avoid future loss due to the occurrence of the risks described below (or incorporated by reference herein) or other unforeseen risks. If any of the risks described below or in any of the documents incorporated by reference herein actually occur, then the Company’s business, financial condition and operating results could be adversely affected.

The risks and uncertainties described or incorporated by reference herein are not the only ones the Company faces. Additional risks and uncertainties, including those that the Company is unaware of or that are currently deemed immaterial, may also adversely affect the Company and its business. Investors should consult with their professional advisors to assess any investment in the Company.

Risks related to an Offering of Securities

An Investment in the Securities is Speculative

An investment in the Securities and the Company’s prospects generally, are speculative due to the risky nature of its business and the present state of its development. Investors may lose their entire investment and should carefully consider the risk factors described below and under the heading “Risk Factors” in the AIF.

Future Dilution

In order to raise additional capital, the Company may in the future offer additional Common Shares or other securities convertible into or exchangeable for Common Shares at prices that may not be the same as the price per share paid by an investor in an Offering in a subsequent Prospectus Supplement. The Company may sell Common Shares or other securities in any other offering at a price per share that is less than the price per share paid by any investor in an Offering in a subsequent Prospectus Supplement, and investors purchasing other securities in the future could have rights superior to you. The price per share at which the Company sells additional Common Shares or securities convertible or exchangeable into Common Shares, in future transactions may be higher or lower than the price per share paid by any investor in an Offering under a subsequent Prospectus Supplement.

Future Debt

If, in the future, the Company issues debt securities that rank senior to the Common Shares, it is likely that such securities will be governed by an indenture or other instrument containing covenants restricting the Company’s operating flexibility. Any convertible or exchangeable securities that the Company issues in the future may have rights, preferences and privileges more favorable than those of the Common Shares and may result in dilution to holders of Common Shares. The Company and, indirectly, its shareholders, will bear the cost of issuing and servicing such securities. Because the Company’s decision to issue debt securities or equity securities in any future offering will depend on market conditions and other factors beyond the Company’s control, the Company cannot predict or estimate the amount, timing or nature of future offerings. Thus, holders of Common Shares will bear the risk of future offerings reducing the market price of Common Shares and diluting the value of their stock holdings.

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No Assurance of Active or Liquid Market

There is no public market for warrants or subscription receipts of the Company and, unless otherwise specified in the applicable Prospectus Supplement, the Company does not intend to apply for listing of these securities on any securities exchange. If these securities are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market for similar securities, prevailing interest rates and other factors, including general economic conditions and the Company’s financial condition. There can be no assurance as to the liquidity of the trading market for any warrants or subscription receipts of the Company or that a trading market for these securities will develop.

Market Price Volatility

The market price of the Common Shares may be adversely affected by a variety of factors relating to the Company’s business, including fluctuations in the Company’s operating and financial results, the results of any public announcements made by the Company and the failure to meet analysts’ expectations.

The market price of the Common Shares has experienced wide fluctuations which may not necessarily be related to the financial condition, operating performance, underlying asset values or prospects of the Company. Securities small-cap and mid-cap companies have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macroeconomic developments in North America and globally, changes to the regulatory environment in which the Company operates and market perceptions of the attractiveness of particular industries.

The price of the Common Shares is also likely to be significantly affected by short-term changes in fluorspar and other mineral prices. Other factors unrelated to the Company’s performance that may have an effect on the price of the Common Shares include (among others) the following: (i) the extent of analytical coverage available to investors concerning the Company’s business may be limited if investment banks with research capabilities do not follow the Common Shares; (ii) lessening in trading volume and general market interest in the Common Shares may affect an investor’s ability to trade significant numbers of Common Shares; (iii) the size of the Company’s public float may limit the ability of some institutions to invest in the Common Shares; and (iv) a substantial decline in the price of the Common Shares that persists for a significant period of time could cause the Common Shares to be delisted from the CSE or from any other exchange upon which the Common Shares may trade from time to time, further reducing market liquidity.

As a result of any of these factors, the market price of the Common Shares at any given point in time may not accurately reflect the Company’s long-term value. Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities. The Company may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management’s attention and resources.

Broad Discretion over the Use of Proceeds

The Company’s management will have broad discretion with respect to the application of net proceeds received by the Company from the sale of securities under this Prospectus and may spend such proceeds in ways that do not improve the Company’s results of operations or enhance the value of the Common Shares or the Company’s other issued and outstanding securities from time to time. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company’s business or cause the price of the Company’s issued and outstanding securities to decline.

Risks Related to the Business

Negative Operating Cash Flow and Going Concern

None of the Company’s properties have entered commercial production, and accordingly, the Company generates no positive cash flow. The Company is devoting significant resources to the exploration of its projects, however there can be no assurance that it will generate positive cash flow from operations in the future. The Company expects to continue to incur negative consolidated operating cash flow and losses until such time as the revenue generated from its operations exceeds costs incurred and will not generate consolidated revenues sufficient to fund the continuing operation of the Company’s projects. The Company has had negative operating cash flows from operations to date and reported a comprehensive loss of $3,652,820 for the year ended September 30, 2025. See the Annual Financial Statements. To the extent that the Company has negative cash flow in future periods, the Company may need to deploy a portion of its cash reserves to fund such negative cash flow.

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Additional financing may not be available when needed, or if available, the terms of such financing might not be favourable to the Company and might involve substantial dilution to existing shareholders of the Company. The Company’s access to third-party financing depends on a number factors, including the price of fluorspar, the results of ongoing exploration and development, any economic or other analysis performed with respect the Company’s properties, a significant event disrupting the Company’s business or the fluorspar industry generally, or other factors may make it difficult or impossible to obtain financing through debt, equity, or other means on favourable terms, or at all. Failure to raise capital when needed would have a material adverse effect on the Company’s business, financial condition, prospects and outlook.

Foreign Private Issuer Status

The Company is a “foreign private issuer” under applicable U.S. federal securities laws and, therefore, will not be required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and related rules and regulations. As a result, the Company will not file the same reports that a U.S. domestic issuer would file with the SEC, although it will be required to file with or furnish to the SEC the continuous disclosure documents that the Company is required to file in Canada under Canadian securities laws. In addition, the Company’s officers, directors and principal shareholders will be exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the Exchange Act. Therefore, the Company’s shareholders may not know on as timely a basis when its officers, directors and principal shareholders purchase or sell securities of the Company as the reporting periods under the corresponding Canadian insider reporting requirements are longer. In addition, as a foreign private issuer, the Company will be exempt from the proxy rules under the Exchange Act.

The Company may in the future lose its foreign private issuer status if a majority of its common shares are owned of record in the United States and the Company fails to meet the additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to the Company under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs the Company will incur as a Canadian foreign private issuer eligible to use MJDS. If the Company is not a foreign private issuer, it would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer.

Enforcement of Foreign Judgements

Certain directors of the Company reside outside of Canada. Some or all of the assets of such persons may be located outside of Canada. Therefore, it may not be possible for investors to collect or to enforce judgments obtained in Canadian courts predicated upon the civil liability provisions of applicable Canadian securities laws against such persons. Moreover, it may not be possible for investors to effect service of process within Canada upon such persons. Consequently, investors may be effectively prevented from pursuing remedies against the Company under Canadian securities laws or otherwise.

In the event a judgment is obtained in a Canadian court against one or more of such persons for violations of Canadian securities laws or otherwise, it may not be possible to enforce such judgment against persons not resident in Canada. Additionally, it may be difficult for an investor, or any other person or entity, to assert Canadian securities law or other claims in original actions instituted in the United States. Courts in such jurisdiction may refuse to hear a claim based on a violation of Canadian securities laws or otherwise on the grounds that such jurisdiction is not the most appropriate forum to bring such a claim. Even if a foreign court agrees to hear a claim, it may determine that the local law, and not Canadian law, is applicable to the claim. If Canadian law is found to be applicable, the content of applicable Canadian law must be proven as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by foreign law.

The enforcement by investors of civil liabilities under the United States federal or state securities laws may be affected adversely by the fact that the Company is organized under the laws of British Columbia, Canada, that some of the Company’s officers and directors are residents of countries other than the United States, and that all, or a substantial portion of their assets and a substantial portion of the Company’s assets, are located outside the United States. It may not be possible for investors to effect service of process within the United States on certain of its directors and officers or enforce judgments obtained in the United States courts against the Company or certain of its directors and officers based upon the civil liability provisions of United States federal securities laws or the securities laws of any state of the United States.

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The Company has been advised that, subject to certain limitations, a judgment of a United States court predicated solely upon civil liability under United States federal securities laws may be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. The Company has also been advised, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws or any such state securities or “blue sky” laws.

The Company is filing with the SEC, concurrently with the U.S. Registration Statement of which this Prospectus forms a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed Cogency Global Inc., with an address at 122 East 42nd Street, 18th Floor, New York, New York 10168, USA, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court, arising out of or related to or concerning the Offering of the Securities.

USE OF PROCEEDS

Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds from the sale of Securities will be used to advance the Company’s business objectives and for general corporate purposes, including funding ongoing operations or working capital requirements, for the exploration, sustaining capital and maintenance of the Company’s mineral properties, repaying indebtedness outstanding from time to time and potential future acquisitions. At this time, the Company does not have any proposed acquisitions.

Future developments in the Company’s mineral properties or unforeseen events may also impact the ability of the Company to use the proceeds from the sale of the Securities as intended or disclosed in each Prospectus Supplement. See “Risk Factors”.

Each Prospectus Supplement will contain specific information concerning the use of proceeds from that sale of Securities.

During the most recent financial year ended September 30, 2025, the Company had negative cash flow from operating activities. To the extent that the Company has negative cash flow in future periods, it may need to allocate a portion of its cash reserves to fund such negative cash flow. If necessary, proceeds from the sale of Securities may be used to fund negative cash flow from operating activities in future periods which will be indicated in a Prospectus Supplement as applicable. There can be no assurance that the Company will be able to generate a positive cash flow from its operations, that additional capital or other types of financing will be available when needed or that these financings will be on terms favourable to the Company. All expenses relating to an Offering and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the proceeds from the sale of such Securities, unless otherwise stated in the applicable Prospectus Supplement.

The Company will not receive any proceeds from any sale of Securities by any Selling Securityholder.

CONSOLIDATED CAPITALIZATION

Since the date of the Annual Financial Statements, which are incorporated by reference in this Prospectus, there has been no material change to the share and loan capital of the Company on a consolidated basis, other than as disclosed in the AIF, this Prospectus or in another document incorporated by reference herein. See “Prior Sales”.

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PLAN OF DISTRIBUTION

The Company or any Selling Securityholder may sell the Securities, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. Each Prospectus Supplement relating to a particular Offering of Securities will set forth the terms of the applicable Offering, including the (a) terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered, and the method of distribution; (b) the name or names of any underwriters, dealers or agents involved in the Offering of Securities; (c) the purchase price or prices of the Securities offered thereby and the proceeds to, and the expenses borne by, the Company from the sale of the Securities; (d) any commission, underwriting discount and other items constituting compensation payable to underwriters, dealers or agents; and (e) any discounts or concessions allowed or re-allowed or paid to underwriters, dealers or agents. In addition, Securities may be offered and issued in consideration for the acquisition (an “Acquisition”) of other businesses, assets or securities by the Company or its subsidiaries. The consideration for any such Acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, securities, cash and assumption of liabilities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 – Shelf Distributions, including sales made directly on the CSE or other existing trading markets for the securities, and sales pursuant to a dividend reinvestment plan. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with an Offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial Offering price fixed in the applicable Prospectus Supplement, the public Offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public Offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company or any Selling Securityholder. Selling Securityholders will not engage in any “at-the-market distributions.”

Only underwriters, dealers or agents so named in the Prospectus Supplement are deemed to be underwriters, dealers or agents in connection with the Securities offered thereby. If underwriters are used in an Offering, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public Offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and the underwriters will be obligated to purchase all Securities under that Offering if any are purchased. If agents are used in an Offering, unless otherwise indicated in the applicable Prospectus Supplement, such agents will be acting on a “best efforts” basis for the period of their appointment. Any public Offering price and any discounts or concessions allowed or re-allowed or paid to underwriters, dealers or agents may be changed from time to time. To the extent there are any secondary Offerings, the aggregate amount of Securities that may be offered and sold by the Company hereunder shall be reduced by the aggregate amount of such secondary Offerings.

Underwriters, dealers or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with the Company or any Selling Securityholder to indemnification by the Company or any Selling Securityholder against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers or agents with whom the Company or any Selling Securityholder enters into agreements may be customers of, engage in transactions with, or perform services for, the Company or any Selling Securityholder in the ordinary course of business.

Any Offering of Subscription Receipts, Share Purchase Contracts, Warrants or Units will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Subscription Receipts, Share Purchase Contracts, Warrants or Units will not be listed on any securities exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Subscription Receipts, Share Purchase Contracts, Warrants or Units may be sold and purchasers may not be able to resell Subscription Receipts, Share Purchase Contracts, Warrants or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Subscription Receipts, Share Purchase Contracts, Warrants or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in these Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in these Securities or as to the liquidity of the trading market, if any, for these Securities.

No underwriter of the “at-the-market distribution” as defined under applicable Canadian securities legislation, and no person or company acting jointly or in concert with an underwriter, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or Securities of the same class as the Securities distributed under the at-the-market prospectus, including selling an aggregate number or principal amount of Securities that would result in the underwriter creating an over-allocation position in the Securities.

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In connection with any Offering of Securities, other than an “at-the-market distribution”, subject to applicable laws, the underwriters or agents may over-allot or effect transactions that stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time.

A purchaser who acquires Common Shares, Warrants, Subscription Receipts, Share Purchase Contracts, or Units forming part of the underwriters’ over-allocation position acquires those securities under this short form prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the overallotment option or secondary market purchases.

Depositary Shares will not be offered or sold in Canada.

SELLING SECURITYHOLDERS

Securities may be sold under this Prospectus by way of secondary Offering by Selling Securityholders. The Prospectus Supplement for or including any Offering of Securities by Selling Securityholders will include the following information, to the extent required by applicable securities laws: (i) the name or names of the Selling Securityholders (if a Selling Securityholder is not an individual, the name of each individual who is a principal securityholder of the Selling Securityholder); (ii) the number or amount of Securities owned, controlled or directed by each Selling Securityholder; (iii) the number or amount of Securities being distributed for the account of each Selling Securityholder; (iv) the number or amount of Securities to be owned, controlled or directed by the Selling Securityholders after the distribution and the percentage that number or amount represents of the total number of outstanding Securities; (v) whether the Securities are owned by the Selling Securityholders both of record and beneficially, of record only, or beneficially only; (vi) if any Selling Securityholder acquired any Securities in the 12 months preceding the date of the applicable Prospectus Supplement, the date or dates on which such Selling Securityholder acquired such Securities and the cost thereof to such Selling Securityholder in the aggregate and on an average cost per security basis; (vii) if applicable, the disclosure required by Item 1.11 of Form 44-101F1, and, if applicable, the Selling Securityholders will file a non-issuer’s submission to jurisdiction form with the corresponding Prospectus Supplement; and (viii) all other information that is required to be included in the applicable Prospectus Supplement. No Selling Securityholder may distribute Securities pursuant to an “at-the-market distribution” in Canada.

PRIOR SALES

Information in respect of the Common Shares issued by the Company within the previous twelve (12) month period, including Common Shares that the Company issued either upon the exercise of options or warrants, will be provided as required in a Prospectus Supplement with respect to the issuance of the Securities pursuant to such Prospectus Supplement.

PRICE RANGE AND TRADING VOLUME

The outstanding Common Shares are traded on the CSE under the trading symbol “ARS”, on the OTCQX Venture Market under the symbol “ARSMF” and on the Frankfurt Stock Exchange under the symbol “N8I1”. Trading price and volume of the Common Shares will be provided in each Prospectus Supplement.

DIVIDEND POLICY

The Company has not declared any dividends or distributions on the Common Shares since its incorporation. Any future determination to pay dividends or make distributions will be at the discretion of the board of directors and will depend on our capital requirements, financial performance and such other factors as the board of directors considers relevant.

DESCRIPTION OF COMMON SHARES

The Company is authorized to issue an unlimited number of Common Shares without par value. As of the date of this Prospectus, there were 267,801,011 Common Shares issued and outstanding.

There are no special rights or restrictions attached to the Common Shares.

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All of the issued and outstanding Common Shares have been fully paid for and none are subject to any future call or assessment. The holders of Common Shares are entitled to receive notice of any meetings of shareholders of the Company, to attend and to cast one vote per Share at all such meetings, except meetings at which only holders of another class or series of shares are entitled to vote separately as such class or series. Holders of Common Shares are entitled to receive on a pro rata basis such dividends, if any, as and when declared by the board of directors of the Company at its discretion from funds legally available therefor. In the event of any liquidation, dissolution or winding up of the Company or other distribution of the assets of the Company among holders of Common Shares for the purposes of winding-up its affairs, the holders of Common Shares will be entitled, subject to the rights of the holders of any other class or series of shares ranking senior to the Common Shares, to receive on a pro rata basis the remaining property or assets of the Company available for distribution, after the payment of debts and other liabilities. The Common Shares do not carry any cumulative voting, pre-emptive, subscription, redemption, retraction or conversion rights, nor do they contain any sinking or purchase fund provisions.

DESCRIPTION OF WARRANTS

The Company may issue Warrants to purchase Common Shares, Depositary Shares or other securities of the Company. This section describes the general terms that will apply to any Warrants issued pursuant to this Prospectus.

Warrants may be offered separately or together with other Securities and may be attached to or separate from any other Securities. Unless the applicable Prospectus Supplement otherwise indicates, each series of Warrants will be issued under a separate warrant indenture to be entered into between us and one or more banks or trust companies acting as Warrant agent or may be issued in certificated form. The Warrant agent (if any) will act solely as our agent and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The applicable Prospectus Supplement will include details of the Warrant indentures, if any, governing the Warrants being offered. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set out in the applicable Prospectus Supplement.

Notwithstanding the foregoing, we will not offer Warrants for sale separately to any member of the public in Canada in connection with an Offering unless the Offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the Prospectus Supplement containing the specific terms of the Warrants to be offered separately is first approved for filing by the securities regulators in Canada, if applicable, where the Warrants will be offered for sale.

The Prospectus Supplement relating to any Warrants that we offer will describe the Warrants and the specific terms relating to the Offering. The description will include, where applicable:

●	the designation and aggregate number of Warrants;

●	the price at which the Warrants will be offered;

●	the currency or currencies in which the Warrants will be offered;

●	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

●	the designation, number and terms of the Common Shares or other securities, as applicable, that may be purchased upon exercise of the Warrants, and the procedures that will result in the adjustment of those numbers;

●	the exercise price of the Warrants;

●	the designation and terms of the Securities, if any, with which the Warrants will be offered, and the number of Warrants that will be offered with each Security;

●	if the Warrants are issued as a Unit with another Security, the date, if any, on and after which the Warrants and the other Security will be separately transferable;

●	any minimum or maximum amount of Warrants that may be exercised at any one time;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

●	whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

●	material United States and Canadian federal income tax consequences of owning the Warrants; and

●	any other material terms or conditions of the Warrants.

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Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Securities subject to the Warrants. We may amend the Warrant indenture(s) and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision or in any other manner that will not prejudice the rights of the holders of outstanding Warrants, as a group.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Company may issue Subscription Receipts, separately or together, with Common Shares, Depositary Shares or Warrants, as the case may be. The Subscription Receipts will be issued under a subscription receipt agreement. This section describes the general terms that will apply to any Subscription Receipts that we may offer pursuant to this Prospectus.

The applicable Prospectus Supplement will include details of the subscription receipt agreement covering the Subscription Receipts being offered. We will file a copy of the subscription receipt agreement relating to an Offering with securities regulatory authorities in Canada after we have entered into it. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

●	the number of Subscription Receipts;

●	the price at which the Subscription Receipts will be offered and whether the price is payable in instalments;

●	conditions to the exchange of Subscription Receipts into Common Shares, Depositary Shares or Warrants, as the case may be, and the consequences of such conditions not being satisfied;

●	the procedures for the exchange of the Subscription Receipts into Common Shares, Depositary Shares or Warrants;

●	the number of Common Shares, Depositary Shares or Warrants that may be exchanged upon exercise of each Subscription Receipt;

●	the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

●	the dates or periods during which the Subscription Receipts may be exchanged into Common Shares, Depositary Shares or Warrants;

●	terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

●	material United States and Canadian federal income tax consequences of owning the Subscription Receipts;

●	any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; and

●	any other material terms and conditions of the Subscription Receipts.

Subscription Receipt certificates will be exchangeable for new Subscription Receipt certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the Securities subject to the Subscription Receipts.

Under the subscription receipt agreement, a Canadian purchaser of Subscription Receipts will have a contractual right of rescission following the issuance of Common Shares or Warrants, as the case may be, to such purchaser, entitling the purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares or Warrants, as the case may be, if this Prospectus, the applicable Prospectus Supplement, and any amendment thereto, contains a misrepresentation, provided such remedy for rescission is exercised within 180 days of the date the Subscription Receipts are issued. This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States or other jurisdictions outside Canada.

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Such subscription receipt agreement will also specify that we may amend any subscription receipt agreement and the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision or in any other manner that will not materially and adversely affect the interests of the holder.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

The Company may issue share purchase contracts, representing contracts obligating holders to purchase from or sell to the Company, and obligating the Company to purchase from or sell to the holders, a specified number of Common Shares at a future date or dates, and including by way of instalment.

The price per Common Share and the number of Common Shares may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula or method set forth in the share purchase contracts. The Company may issue share purchase contracts in accordance with applicable laws and in such amounts and in as many distinct series as it may determine.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and beneficial interests in debt obligations of third parties, securing the holders’ obligations to purchase the Common Shares under the share purchase contracts, which are referred to in this prospectus as share purchase units. The share purchase contracts may require the Company to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or refunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

Holders of share purchase contracts are not shareholders of the Company. The particular terms and provisions of share purchase contracts offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the applicable Prospectus Supplement filed in respect of such share purchase contracts. This description will include, where applicable: (i) whether the share purchase contracts obligate the holder to purchase or sell, or both purchase and sell, Common Shares and the nature and amount of those securities, or the method of determining those amounts; (ii) whether the share purchase contracts are to be prepaid or not or paid in instalments; (iii) any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied; (iv) whether the share purchase contracts are to be settled by delivery, or by reference or linkage to the value or performance of Common Shares; (v) any acceleration, cancellation, termination or other provisions relating to the settlement of the share purchase contracts; (vi) the date or dates on which the sale or purchase must be made, if any; (vii) whether the share purchase contracts will be issued in fully registered or global form; (viii) the material income tax consequences of owning, holding and disposing of the share purchase contracts; and (ix) any other material terms and conditions of the share purchase contracts including, without limitation, transferability and adjustment terms and whether the share purchase contracts will be listed on a securities exchange or automated interdealer quotation system.

Original purchasers of share purchase contracts will be granted a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such share purchase contract. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (British Columbia) or otherwise at law.

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DESCRIPTION OF UNITS

The Company may issue Units comprised of one or more of the other Securities described in this Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each of the Securities included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The unit agreement, if any, under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date. The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the foregoing general terms and provisions may apply thereto, will be described in the Prospectus Supplement filed in respect of such Units.

DESCRIPTION OF COMMON SHARES REPRESENTED BY DEPOSITARY SHARES

DEPOSITARY SHARES WILL NOT BE OFFERED OR SOLD IN CANADA.

The following is a brief summary of certain general terms and provisions of the Depositary Shares that may represent Common Shares offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Depositary Shares as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Depositary Shares, and the extent to which the general terms and provisions described below may apply to such Depositary Shares will be described in the applicable Prospectus Supplement. The following description is subject to the detailed provisions of the applicable Deposit Agreement (as defined herein). To the extent that any particular terms of the Depositary Shares or the Deposit Agreement described in a Prospectus Supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that Prospectus Supplement relating to such Depositary Shares.

The Company may, at its option, elect to offer Depositary Shares that represent either a whole Common Share, multiple Common Shares or a fraction of a Common Share as more fully described below. Investors may hold Depositary Shares either: (A) directly (i) by having an American Depositary Receipt (an “ADR”), which is a certificate evidencing a specific number of Depositary Shares, registered in the investors name; or (ii) by having uncertificated Depositary Shares registered in the investors name; or (B) indirectly by holding a security entitlement in Depositary Shares through a broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC.

Any Common Share(s) (or fractional Common Shares) represented by Depositary Shares will be deposited under one or more deposit agreements (the “Deposit Agreement”) among us, a depositary to be named in the applicable Prospectus Supplement, and the holders and beneficial owners from time to time of Depositary Shares issued thereunder. Subject to the terms of the applicable Deposit Agreement, each registered holder of a Depositary Share will be entitled, in proportion to the applicable multiple or fraction of a Common Share represented by the Depositary Shares, to certain contractual rights with respect to the Common Shares represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

Immediately following our issuance of Common Shares that will be offered as Depositary Shares, we will deposit the Common Shares with the depositary.

Dividends and other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the Common Shares to the record holders of the Depositary Shares relating to the Common Shares in proportion to the number of the Depositary Shares owned by those holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto in proportion to the number of Depositary Shares owned by those holders, unless the depositary determines that the distribution cannot be made proportionately among those holders or that it is not feasible to make the distributions, in which case the depositary may adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper. The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges and the amount of fees payable to the depositary for making the distribution. To the extent there is insufficient distributable cash and the depositary is unable to otherwise collect a fee from holders of Depositary Shares and does not waive that fee, it will use reasonable efforts to sell a portion of any securities to be distributed to holders of Depositary Shares that are obligated to pay that fee and apply the net proceeds of sale to pay that fee.

Redemption of Depositary Shares

If any Common Shares underlying the Depositary Shares are subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the Common Shares held by the depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to the Common Shares. If the Company redeems Common Shares held by the depositary, the depositary will redeem as of the same redemption date the number of Depositary Shares representing the Common Shares so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

After the date fixed for redemption, the Depositary Shares so called for redemption, all rights of the holders of those Depositary Shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the Depositary Shares were entitled upon such redemption, upon surrender to the depositary of those Depositary Shares. Applicable fees of the depositary and any applicable taxes will be deducted from the payments surrendering holders will receive.

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Voting Rights

Upon receipt of notice of any meeting at which the holders of any Common Shares are entitled to vote, the depositary will, if requested in writing by the Company, mail the information contained in the notice of meeting and any related materials to the record holders of the Depositary Shares relating to the Common Shares as of a record date set by the depositary. Each record holder of the Depositary Shares as of that record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of Common Shares represented by that holder’s Depositary Shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of Common Shares represented by the Depositary Shares in accordance with the instructions, provided the instruction is received by a cut-off date established by the depositary, and the Company will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the Common Shares to the extent it does not receive specific instructions from the holders of Depositary Shares representing the Common Shares. If the Company does not instruct the depositary to solicit voting instructions, registered holders of Depositary Shares may still send instructions and the depositary may endeavor to carry out those instructions, but it is not required to do so.

Withdrawal

Holders of Depositary Shares may surrender their Depositary Shares for the purpose of withdrawal at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the Common Shares underlying the Depository Shares to the holder of Depositary Shares or a person the holder designates at the office of the custodian. If ADRs delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of the related Common Shares to be withdrawn, the depositary will deliver to the holder or upon such holder’s order at the same time the excess number of Depositary Shares.

Charges of Depositary

The Company will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. The Company will pay the charges of the depositary in connection with the initial deposit of the related Common Shares and the initial issuance of the offered Depositary Shares. Holders of Depositary Shares will pay transfer and other taxes and governmental charges and all other fees and charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

If requested by the Company, the depositary will forward to the holders of Depositary Shares reports and communications from the Company that are delivered to the depositary. The depositary’s office location will be identified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, the depositary will act as transfer agent and registrar for Depositary Shares.

Prospective purchasers of Depositary Shares should be aware that certain tax, accounting and other considerations may be applicable to instruments such as Depositary Shares. The applicable Prospectus Supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such Depositary Shares.

DENOMINATIONS, REGISTRATION AND TRANSFER

The Securities (other than Depositary Shares) will be issued in fully registered form without coupons attached in either global or definitive form and in denominations and integral multiples as set out in the applicable Prospectus Supplement. Other than in the case of book-entry only securities, securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) in the city specified for such purpose at the office of the registrar or transfer agent designated by the Company for such purpose with respect to any issue of securities referred to in the Prospectus Supplement. No service charge will be made for any transfer, conversion or exchange of the securities, but we may require payment of a sum to cover any transfer tax or other governmental charge payable in connection therewith. Such transfer, conversion or exchange will be effected upon such registrar or transfer agent being satisfied with the documents of title and the identity of the person making the request. If a Prospectus Supplement refers to any registrar or transfer agent designated by the Company with respect to any issue of securities, we may at any time rescind the designation of any such registrar or transfer agent and appoint another in its place or approve any change in the location through which such registrar or transfer agent acts.

In the case of book-entry only securities, a global certificate or certificates representing the securities will be held by a designated depository for its participants. The securities must be purchased or transferred through such participants, which includes securities brokers and dealers, banks and trust companies. The depository will establish and maintain book-entry accounts for its participants acting on behalf of holders of the securities. The interests of such holders of securities will be represented by entries in the records maintained by the participants. Holders of securities issued in book-entry only form will not be entitled to receive a certificate or other instrument evidencing their ownership thereof, except in limited circumstances. Each holder will receive a customer confirmation of purchase from the participants from which the securities are purchased in accordance with the practices and procedures of that participant.

Details concerning the registration and transfer of Depositary Shares will be provided in the prospectus supplement for Common Shares represented by Depositary Shares, if applicable.

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CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

Owning or holding any of the Securities may subject holders to tax consequences in Canada, the United States and elsewhere. Although the applicable Prospectus Supplement may describe certain Canadian federal income tax consequences of the acquisition, ownership and disposition of any Securities offered under this Prospectus by an initial investor, the Prospectus Supplement may not describe these tax consequences fully. The applicable Prospectus Supplement may also describe certain United States federal income tax consequences which may be applicable to a purchaser of Securities hereunder by an investor who is a United States person (within the meaning of the United States Internal Revenue Code of 1986, as amended). Each investor should consult their own tax advisor with respect to such investor’s particular circumstances.

LEGAL PROCEEDINGS AND REGULATORY ACTIONS

The Company is not aware of: (a) any legal proceedings to which the Company is a party, or to which any of the Company’s property is subject, which would be material to the Company or of any such proceedings being contemplated; (b) any penalties or sanctions imposed by a court relating to securities legislation, or other penalties or sanctions imposed by a court or regulatory body against the Company that would likely be considered important to a reasonable investor making an investment decision; and (c) any settlement agreements that the Company has entered into before a court relating to securities legislation or with a securities regulatory authority.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Common Shares is TSX Trust Company at its principal office in the City of Toronto, Ontario.

INTEREST OF EXPERTS

The following are persons or companies whose profession or business gives authority to a statement made in this Prospectus as having prepared or certified a part of that document or report described in this Prospectus.

Eugene Puritch, P.Eng., FEC, CET, Richard H. Sutcliffe, Ph.D, P.Geo., and Fred H. Brown, P.Geo., of P&E Mining Consultants Inc., David J. Salari, P.Eng., of D.E.N.M. Engineering Ltd., and Alan Czarnowksy, Independent Consultant, each of whom is a “qualified person” for the purposes of NI 43-101 are the named persons responsible for the preparation of the Technical Report, and at the date of the Technical Report were “qualified persons” (as defined in NI 43-101), and were all independent, as defined in NI 43-101.

Manning Elliott LLP, Chartered Professional Accountants, provided: (i) an auditors report dated January 28, 2026 in respect of the Company’s financial statements for the financial year ended September 30, 2025; and (ii) an auditors report dated January 29, 2025 in respect of the Company’s financial statements for the financial year ended September 30, 2024. Manning Elliott LLP has advised that it is independent with respect to the Company within the meaning of the Code of Professional Conduct of the Chartered Professional Accountants of British Columbia and the Public Company Accounting Oversight Board.

To the knowledge of the Company, the aforementioned firms or persons held either less than 1% or no securities of the Company or of any associate or affiliate of the Company when they rendered services, prepared the reports referred to, as applicable, or following the rendering of services or preparation of such reports or data, as applicable, and either did not receive any or received less than 1% direct or indirect interest in any securities of the Company or of any associate or affiliate of the Company in connection with the rendering of such services or preparation of such reports or data.

promoters

No person or company has, within the two years immediately preceding the date of this Prospectus, been a promoter of the Company, within the meaning of applicable securities laws. received anything of value directly or indirectly from the Company or a subsidiary.

PURCHASER’S STATUTORY RIGHTS

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment thereto. In several of the provinces and territories of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price damages if the Prospectus and any amendment thereto contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.

In an Offering of convertible, exchangeable or exercisable Securities, investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the Prospectus is limited, in certain provincial securities legislation, to the price at which the convertible, exchangeable or exercisable Securities are offered to the public under an Offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon conversion, exchange or exercise of the security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces and territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of this right of action for damages or consult with a legal adviser.

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PURCHASER’S CONTRACTUAL RIGHTS

Original purchasers of Warrants (if offered separately), Subscription Receipts and Share Purchase Contracts will have a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such Warrant, Subscription Receipt or Share Purchase Contract, as the case may be.

The contractual right of rescission will entitle such original purchasers to receive, in addition to the amount paid on original purchase of the Warrant, Subscription Receipt or Share Purchase Contract, as the case may be, the amount paid upon conversion, exchange or exercise upon surrender of the underlying securities gained thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the convertible, exchangeable or exercisable security under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 138 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 138 of the Securities Act (British Columbia) or otherwise at law.

Original purchasers are further advised that in certain provinces and territories the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the convertible, exchangeable or exercisable security that was purchased under a prospectus, and therefore a further payment at the time of conversion, exchange or exercise may not be recoverable in a statutory action for damages. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights, or consult with a legal adviser.

CERTIFICATE OF ARES STRATEGIC MINING INC.

June 5, 2026

This short form prospectus, together with the documents incorporated in this prospectus by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by the securities legislation of the provinces of Alberta, British Columbia, Manitoba, New Brunswick, Newfoundland and Labrador, Nova Scotia, Ontario, Prince Edward Island and Saskatchewan.

“James Walker”	“Viktoriya Griffin”
JAMES WALKER President, Chief Executive Officer	VIKTORIYA GRIFFIN Chief Financial Officer

ON BEHALF OF THE BOARD OF DIRECTORS

“Changxian Li”	“Bob Li”
CHANGXIAN LI Director	BOB LI Director

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PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Division 5 of Part 5 of the BCBCA provides that a corporation may (a) indemnify an eligible party against all eligible penalties (as defined herein) to which the eligible party (as defined herein) is or may be liable and (b) after the final disposition of an eligible proceeding (as defined herein), pay the expenses (as defined herein) (not including judgments, penalties, fines or amounts paid in settlement of a proceeding (as defined herein)) actually and reasonably incurred by an eligible party in respect of that proceeding.

An “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.

An “eligible party” means an individual who (a) is or was a director or officer of the corporation, (b) is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the corporation, or (ii) at the request of the corporation, or (c) at the request of the corporation, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity.

An “associated corporation” means a corporation or entity referred to in paragraph (b) or (c) of the definition of “eligible party”.

An “eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the corporation or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding.

“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

A corporation must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

A corporation may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided the corporation first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited, the eligible party will repay the amounts advanced.

A corporation must not indemnify an eligible party or pay the expenses of an eligible party if any of the following circumstances apply:

●	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the corporation was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

●	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the corporation is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

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●	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the corporation or the associated corporation, as the case may be;

●	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the corporation or by or on behalf of an associated corporation, the corporation must not (a) indemnify the eligible party in respect of the proceeding or (b) pay the expenses of the eligible party in respect of the proceeding.

Whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the BCBCA, on application of a corporation or an eligible party, the court may do one or more of the following:

●	order the corporation to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

●	order the corporation to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

●	order the enforcement of, or any payment under, an agreement of indemnification entered into by the corporation;

●	order the corporation to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the BCBCA; or

●	make any other order the court considers appropriate.

A corporation may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the corporation or an associated corporation.

The Company’s articles provide that the Company’s directors must cause the Company to indemnify its directors and former directors, and their respective heirs and personal or other legal representatives to the greatest extent permitted by Division 5 of Part 5 of the BCBCA and each director is deemed to have contracted with the Company on this term.

Insofar as indemnification for liabilities arising under the United Statutes Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Company maintains insurance policies relating to certain liabilities that its directors and officers may incur in such capacity.

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EXHIBIT INDEX

The following documents are filed as part of this registration statement:

Exhibit Number	Description
4.1	The annual information form of the Company dated as of June 5, 2026 for the year ended September 30, 2025

4.2	The audited financial statements of the Company as at and for the years ended September 30, 2025 and 2024, together with the notes thereto and the auditor’s report thereon

4.3	The management’s discussion and analysis of the Company for the year ended September 30, 2025

4.4	The unaudited interim consolidated financial statements of the Company for the six months ended March 31, 2026 and the notes thereto

4.5	The management’s discussion and analysis of the Company for the six months ended March 31, 2026,

4.6	The material change report dated May 22, 2026 of the Company with respect to the appointment of Lorenzo Esteva as a director of the Company and the resignations of Paul Sarjeant and Raul Sanabria as directors of the Company

4.7	The material change report dated February 24, 2026 with respect to the issuance of Common Shares to settle outstanding indebtedness

4.8	The material change report dated February 10, 2026 with respect to the closing of a non-brokered private placement offering of units pursuant to the listed issuer financing exemption under Part 5A of National Instrument 45-106 – Prospectus Exemptions

4.9	The material change report dated November 10, 2025 with respect to the issuance of Common Shares settling debt

4.10	The material change report dated October 23, 2025 with respect to the closing of the second and final tranche of the Company’s previously announced offering of units

4.11	The material change report dated October 23, 2025 with respect to the closing of the first tranche of its previously announced offering of units and the filing of an amended and restated offering document in connection with the Initial LIFE Offering to increase the offering of units

4.12	The material change report dated October 15, 2025 with respect to a proposed offering of units pursuant to the LIFE Exemption

4.13	The management information circular of the Company dated August 18, 2025 for the annual general meeting to held on October 1, 2025

5.1	Consent of Manning Elliott LLP, Chartered Professional Accountants

5.2*	Consent of Eugene Puritch

5.3*	Consent of Richard H. Sutcliffe

5.4*	Consent of Fred H. Brown

5.5*	Consent of David J. Salari

5.6*	Consent of Alan Czarnowksy

6.1	Powers of Attorney (included on the signature page of this registration statement)

107	Calculation of Filing Fees Table

*	To be filed by amendment.

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

Ares Strategic Mining Inc. undertakes to make available, in person or by telephone, representatives to respond to inquiries made by SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

Concurrently with the filing of this Registration Statement, Ares Strategic Mining Inc. has filed with the SEC a written Appointment of Agent for Service of Process and Undertaking on Form F-X.

Any change to the name or address of the agent for service of Ares Strategic Mining Inc. shall be communicated promptly to the SEC by an amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Vancouver, British Columbia on this 8th day of June, 2026.

ARES STRATEGIC MINING INC.

By:	/s/ James Walker
James Walker
Chief Executive Officer (Principal Executive Officer)

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Walker and Viktoriya Griffin, or either of them, as his true and lawful attorney-in-fact and agent, with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 429 promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ James Walker	Chief Executive Officer and Director	June 8, 2026
James Walker	(Principal Executive Officer)

/s/ Viktoriya Griffin	Chief Financial Officer	June 8, 2026
Viktoriya Griffin	(Principal Accounting and Financial Officer)

/s/ Changxian Li
Changxian Li	Director	June 8, 2026

/s/ Bob Li
Bob Li	Director	June 8, 2026

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America of Ares Strategic Mining Inc., has signed this registration statement on June 8, 2026.

Cogency Global Inc. Authorized U.S. Representative

/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.

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